As filed with the Securities and Exchange Commission on March 9th, 2000



File Number: 333-59171                             Commission File Number I-9418
----------------------                             -----------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST EFFECTIVE AMENDMENT NUMBER ONE

                                       TO

                        FORM S-8 REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                            CyberAmerica Corporation
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)


    268 West 400 South, Suite 300,
      Salt Lake City, Utah 84101                                  87-0509512
-----------------------------------------                          ----------
 (Address of Principal Executive Offices)                        (IRS Employer
                                                          Identification Number)


               1998 Stock Option Plan of CyberAmerica Corporation
               --------------------------------------------------
                            (Full Title of the Plan)


       LaVonne Frost, 711 S. Carson Street, Suite 1, Carson City, NV 89701
       -------------------------------------------------------------------
               (Name and Address of Agent for Service of Process)

                                 (702) 883-5755
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings.

     Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S-8 Number 333-59171 (the "Form S-8"), CyberAmerica Corporation (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's 1998 Stock Option Plan as of the date specified below.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post- Effective Amendment Number One to the Registration Statement Number 333-59171 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on the 9th day of March 2000.

CYBERAMERICA CORPORATION

By:  /s/ Richard D. Surber
     ----------------------
       Richard D. Surber,
       President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One to the Registration Statement Number 333-59171 on Form S-8 has been signed on the 9th day of March 2000 by the following persons in the capacities indicated.

       SIGNATURE                                      TITLE

/s/ Richard D. Surber            President, Chief Executive Officer and Director
--------------------------
Richard D. Surber

/s/ Gerald Einhorn                                  Director
--------------------------
Gerald Einhorn

/s/ Adrienne Bernstein                              Director
--------------------------
Adrienne Bernstein



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